UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2019
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.
As disclosed in Carter Validus Mission Critical REIT, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 25, 2018, the board of directors of the Company (the “Board”) approved and adopted the Second Amended and Restated Share Repurchase Program (the “Amended & Restated SRP”), which became effective January 1, 2019. Pursuant to the Amended & Restated SRP, the Company either accepts or rejects a repurchase request by the first day of each quarter, and processes accepted repurchase requests on or about the tenth day of such quarter (each, a “Repurchase Date”).
The Company limits the number of shares repurchased each quarter pursuant to the Amended & Restated SRP as follows:

•	on the first quarter Repurchase Date, the Company will not repurchase in excess of 2.0% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the second quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the third quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year; and

•	on the fourth quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year.
Each quarter, the Company will process repurchase requests made in connection with the death or qualifying disability of a stockholder, or, in the discretion of the Board, an involuntary exigent circumstance, such as bankruptcy, prior to processing any other repurchase requests. During any calendar year, the Company will not repurchase in excess of 5.0% of the number of shares outstanding on December 31st of the previous calendar year (the “5.0% Annual Limitation”).
The Company determined that it reached the share limitation for the 2019 first quarter Repurchase Date, and that it will not be able to fully process all repurchase requests for such Repurchase Date. Therefore, for properly submitted repurchase requests that the Company received by December 24, 2018, shares were repurchased in accordance with the Amended & Restated SRP as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrated, in the discretion of the Board, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests. Repurchases of shares received by the Company during the prorated period within categories (i) and (ii) above were repurchased in full. There were no repurchases of shares received by the Company within category (iii) above. Repurchase of shares received by the Company within category (iv) above were repurchased based on a proration of approximately 49.5% of the shares made in the requests.
All outstanding repurchase requests will automatically roll over to the 2019 second quarter Repurchase Date and priority will be given to the repurchase requests as provided above. A stockholder or his or her estate, heir or beneficiary, as applicable, may withdraw a repurchase request in whole or in part at any time up to five business days prior to the next quarter Repurchase Date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: January 10, 2019	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer